Exhibit 99.2
Second Quarter 2023 Results August 3, 2023

ROYAL GOLD, INC. | SECOND QUARTER 2023 RESULTS | AUGUST 3 2 , 2023 Cautionary Statements Forward-Looking Statements: This presentation includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words like “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, the following: operators’ expected operating and financial performance, including production, deliveries, mine plans, mineral resources and reserves, development, and technical reports; our 2023 guidance; and the potential acquisition of the Serrote and Santa Rita royalty interests. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties that could cause actual results to differ materially from those in forward looking statements include, without limitation: effects of global and regional economic and market conditions, including as a result of government policies, war, natural disasters, and public health issues; a lower-price environment for gold, silver, copper, nickel or other metals; operating activities or financial performance of operators, including inaccuracies in the operator’s disclosures, variations between actual and forecasted performance, the operator’s ability to complete projects on schedule and as planned, the operator’s changes to mine plans and reserves and resources, the operator’s liquidity needs, mining hazards, labor disputes, distribution and supply chain disruptions, permitting and licensing issues, contractual issues involving our royalty agreement, or operational disruptions due to public health crises; environmental risks, including those caused by climate change; timing of deliveries from operators; changes in laws or regulations; the volatility in the commodity price for gold; the risks that conditions to closing of the Serrote and Santa Rita royalty acquisition may not be satisfied and that any announcement relating to the acquisition could have adverse effects on the market price of Royal Gold’s common stock; and other factors described in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022. Most of these factors are beyond our ability to predict or control. Other unpredictable or unknown factors not discussed in this presentation could also have material adverse effects on forward looking statements. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements. References to Years: All references in this presentation to years are to the twelve months ended or ending December 31 of the referenced year, unless otherwise noted.

ROYAL GOLD, INC. | SECOND QUARTER 2023 RESULTS | AUGUST 3 3 , 2023 Martin Raffield Vice President, Operations Today’s Speakers Bill Heissenbuttel President and CEO Paul Libner CFO and Treasurer

ROYAL GOLD, INC. | SECOND QUARTER 2023 RESULTS | AUGUST 3 4 , 2023 Q2 2023 Overview • Highlights • Revenue of $144.0M • Cash flow from operations of $107.9M • Net income of $63.4M, or $0.97/share • $0.88/share after adjustments1 • $24.6M dividends paid • $100M repayment on revolving credit facility • Available liquidity of approximately $702M • Notable recent developments • Signed commitment letter to acquire royalty interests on producing Serrote and Santa Rita mines • Revolving credit facility maturity extended to June 2028

ROYAL GOLD, INC. | SECOND QUARTER 2023 RESULTS | AUGUST 3 5 , 2023 74% 26% Q2 2023 Revenue GEOs2 of 72,900 and revenue of $144.0 million $144.0M Royalty Segment $38.0M Stream Segment $106.0M -9% YoY Higher contribution from Cortez Legacy Zone Lower contribution from Peñasquito and Voisey’s Bay New contribution from Cortez CC Zone and King of the Hills +1% YoY Higher contribution from Pueblo Viejo Lower contribution from Mount Milligan, Andacollo

ROYAL GOLD, INC. | SECOND QUARTER 2023 RESULTS | AUGUST 3 6 , 2023 Operator Updates3 Mount Milligan • Mining of transitional ore now complete • Higher grade ore targeted in H2 2023 • On track to achieve 2023 guidance: • Low end of 160,000 – 170,000 oz gold, midpoint of 60 – 70M lb copper Pueblo Viejo • Commissioning of plant expansion continuing • Silver deliveries of 150,700 oz in Q2 • Additional 89,300 oz deferred Peñasquito • Operations suspended on June 7, 2023 due to labor dispute • Newmont has withdrawn 2023 production guidance

ROYAL GOLD, INC. | SECOND QUARTER 2023 RESULTS | AUGUST 3 7 , 2023 Q2 2023 Revenue * LBMA PM fixing price for gold, LBMA daily fixing price for silver, LME settlement price for copper. Gold Silver Copper Others AVERAGE METAL PRICES* $1,871 $1,976 Q2 '22 Q2 '23 Gold $22.60 $24.13 Q2 '22 Q2 '23 Silver $4.31 $3.84 Q2 '22 Q2 '23 Copper +6% +7% -11% TOTAL REVENUE Q2 '22 Q2 '23 -2% GOLD 77% Q2 2023 REVENUE BY METAL $146.4M $144.0M 6% 15% SILVER COPPER

ROYAL GOLD, INC. | SECOND QUARTER 2023 RESULTS | AUGUST 3 8 , 2023 Q2 2023 Financial Results • $144.0M revenue • $9.1M G&A • $38.4M DD&A, or $527/GEO2 • $8.4M interest expense • 3.1% effective tax rate • $63.4M net income, or $0.97/share • $57.2M net income, or $0.88/share, adjusted1 to exclude: • $(0.5)M, or $(0.01)/share – change in fair value in equity securities • $(2.4)M, or $(0.04)/share – non-recurring adjustment related to Williams royalties • $8.5M, or $0.13/share – discrete tax benefit • $0.8M, or $0.01/share – tax effect of above adjustments • $107.9M operating cash flow

ROYAL GOLD, INC. | SECOND QUARTER 2023 RESULTS | AUGUST 3 9 , 2023 June 30, 2023 Liquidity • $400M drawn on revolving credit facility • $100M repayment made June 6, 2023 • Approximately $702 of liquidity available: • Material financial commitments: • $250M for potential acquisition of Serrote and Santa Rita royalty interests (subject to closing conditions) June 30, 2023 Amount (US$ M) Undrawn revolving credit facility 600 Working capital 102 Total available liquidity $702

ROYAL GOLD, INC. | SECOND QUARTER 2023 RESULTS | AUGUST 3 10 , 2023 Endnotes 1. Adjusted net income and adjusted net income per share are non-GAAP financial measures. See Schedule A to the accompanying press release dated August 3, 2023, for more information. 2. Gold Equivalent Ounces (“GEOs”) are calculated as reported revenue (in total or by reportable segment) for a period divided by the average LBMA PM fixing price for gold for that same period. 3. Certain information on this slide has been provided by the operators of these properties or is publicly available information disclosed by the operators.

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